UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 3, 2020

Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive
Beverly Hills, California         90210
(Address of principal executive offices)       (Zip Code)
(310) 867-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange
(Includes Preferred Stock Purchase Rights)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 3, 2020, Live Nation Entertainment, Inc. (the “Company”) closed its previously announced offering of $350.0 million principal amount of 2.00% Convertible Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to an indenture (the “Indenture”) dated as of February 3, 2020 between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”).

In connection therewith, on January 29, 2020, the Company entered into a purchase agreement (the “Purchase Agreement”) with certain initial purchasers (the “Initial Purchasers”) agreeing, subject to customary conditions, to issue and sell the Notes to the Initial Purchasers. Pursuant to the Purchase Agreement, the Company granted the Initial Purchasers an option to purchase, for settlement within a period of 13 days from, and including, February 3, 2020, up to an additional $50.0 million principal amount of Notes. On February 3, 2020, the Initial Purchasers informed the Company that they were exercising their option to purchase the additional $50.0 million of Notes. The closing of the issuance of the additional Notes is expected to be February 5, 2020. After the payment of fees and expenses, the Company intends to use the remaining proceeds from the Notes offering for general corporate purposes, including acquisitions.

The Notes will be the Company’s senior, unsecured obligations and will be (i) equal in right of payment to the rights of creditors under the Company’s other existing and future unsecured unsubordinated indebtedness; (ii) senior in right of payment to the rights of creditors under indebtedness expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries. The Notes will not be guaranteed by any of the Company’s subsidiaries.

The Notes will accrue interest at a rate of 2.00% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020. The Notes will mature on February 15, 2025, unless earlier repurchased, redeemed or converted. The Notes are convertible, at a holder’s election, in multiples of $1,000 principal amount, into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, with such form of consideration at the Company’s election, based on the applicable conversion rate and only under certain circumstances specified within the Indenture. The initial conversion rate for the Notes is 9.4469 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $105.85 per share of common stock), subject to adjustment as provided in the Indenture. Holders will not receive any cash payment or additional shares representing accrued and unpaid interest upon conversion of a note, except in limited circumstances. Instead, interest will be deemed paid by the cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock paid or delivered, as the case may be, to a holder upon conversion.

The Notes will be redeemable in whole or in part, at the Company’s option, on a redemption date occurring on or after February 21, 2023 and before the 41st scheduled trading day before the maturity date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (ii) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption.

If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then noteholders may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the Company’s common stock.

If an event of default as defined in the Indenture occurs and is continuing (other than specified events of bankruptcy or insolvency with respect to the Company), the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare all the outstanding Notes to be due and payable immediately. If an event of default relating to specified events of bankruptcy or insolvency with respect to the Company occurs, all the outstanding Notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the Notes.

With the exception of covenants restricting the Company’s ability to merge, consolidate or sell substantially all of the Company’s assets, the Indenture does not provide for restrictive covenants.

The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and the above summary is qualified by reference to the terms of the Indenture set forth in such exhibit.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated into this Item 2.03 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated into this Item 3.02 by reference. The Notes were issued to the Initial Purchasers in reliance on Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”) in transactions not involving any public offering, and the Initial Purchasers resold the Notes in reliance upon Rule 144A under the Securities Act to persons reasonably believed to be “qualified institutional buyers,” as defined therein. Any shares of the Company’s common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. The Notes were sold to the Initial Purchasers for cash in an amount equal to 98.5% of their principal amount and were resold by the Initial Purchasers at an offering price of 100% of their principal amount. The initial maximum number of securities underlying the Notes, assuming the largest “make-whole” addition to the conversion rate under the Indenture and that the Initial Purchasers exercise in full their option to purchase additional Notes is 5,668,120 shares of the Company’s common stock, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

On January 29, 2020, the Company issued two press releases, one announcing that it had launched its private offering of Notes and one announcing that it had priced its private offering of Notes. Copies of these press releases are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Events.

(d). Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated January 29, 2020, issued by Live Nation Entertainment, Inc. titled “Live Nation Entertainment Announces Launch Of Private Convertible Notes Offerings”.
99.2	Press Release, dated January 29, 2020, issued by Live Nation Entertainment, Inc. titled “Live Nation Entertainment Announces Pricing Of Private Convertible Notes Offerings”.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. The Company wishes to caution its investors that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company’s investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All subsequent written and oral forward-looking statements by or concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Chief Accounting Officer
February 3, 2020
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